EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-18969 and 333-87873) and on Form S-3 (No. 333-87871) of ONTRACK Data International, Inc. of our report dated February 4, 1998 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.





/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 27, 2000